Exhibit 10.1

AMENDMENT NO.2 TO

SUBSCRIPTION AGREEMENT AND COMMON STOCK PURCHASE WARRANT

This AMENDMENT NO. 2 TO SUBSCRIPTION AGREEMENT and COMMON STOCK PURCHASE WARRANT (this “Second Amendment”) dated as of January 11, 2013 (the “Effective Date”) is entered into by and among China Armco Metals, Inc., a Nevada corporation (the “Company”), and the investor identified on the signature page hereto (the “Investor”).

Recitals

WHEREAS, in July 2008 the Company sold 22.9 units of its securities at an offering price of $300,000.00 per unit in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemption provided by Regulation D, Regulation S and Section 4(2) of the Act (the “July 2008 Offering”). Each unit sold in the July 2008 Offering consisted of (i) 100,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) and (ii) a five-year warrant to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share;

WHEREAS, pursuant to the July 2008 Offering to the Investor and certain other purchasers, the Company entered into a Subscription Agreement with the Investor, dated July 2008 (the “Subscription Agreement”) and issued the Investor a warrant  (the “Warrant”), pursuant to which the Company sold the Investor ___ units for an aggregate purchase price of $______;

WHEREAS, in May 2010 the Company and the Investor entered into as that certain Amendment to Subscription Agreement and Common Stock Purchase Warrant, dated as of May 2010 (the “First Amendment”), pursuant to which the Investor waived certain rights under Section 6.6, Adjustment for Certain Transactions of the Warrant and Section 12(b), Most Favored Nation Provision, of the Subscription Agreement in exchange for certain covenants of the Company with respect to restrictions on future financings (the “Future Financing Restrictions”);

WHEREAS, the parties now desire to further amend (i)the First Amendment to eliminate the Future Financing Restrictions, (ii) the Warrant to include Section 6.6, Adjustment for Certain Transaction, and (iii) the Subscription Agreement to include Section 12(b), Most Favored Nation Provision; and

WHEREAS, an amendment of the First Amendment and Original Common Stock Purchase Warrant requires the approval of the Company and each of the investors that executed the First Amendment;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.             Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement, Warrant and First Amendment, as applicable.

Section 2.             Amendment to First Amendment and Original Common Stock Purchase Warrant.

Section 3 of the First Amendment is hereby amended and deleted in its entirety. The Investor hereby waives any rights provided under Section 3 of the First Amendment as it relates to any future agreement or future issuance of shares of Common Stock or Common Stock Equivalents.

Section 3.             Amendment to Warrant.

Section 6.6 of the Warrant is hereby amended and restated in its entirety as follows:

“6.6.     Adjustment for Certain Transactions.  Reference is made to the provisions of Section 12 of the Agreement, the terms of which are incorporated herein by reference.  The Exercise price shall be adjusted as provided in the applicable provisions of said Section 12 of the Agreement.”

Section 4.             Amendment to Subscription Agreement.

Section 12(b) of the Subscription is hereby amended and restated in its entirety as follows:

“(b)       Most Favored Nation Provision. Other than the Excepted Issuances, if, at any time while the Subscriber holds any Purchased Shares, Warrants or Warrant Shares, the Company shall offer, issue or agree to issue any common stock or securities (including preferred stock, debentures, warrants, options or other rights, howsoever denominated) convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) (collectively, “New Securities”) to any person or entity (“Third Party Purchaser”) at a purchase or conversion price per share and/or an exercise price per share, respectively, which shall be less than the Share Purchase Price (adjusted for capital adjustments such as stock splits or dividends paid in shares of common stock) or the then effective Exercise Price of the Warrants, without the consent of the Subscriber holding such Purchased Shares, Warrants or Warrant Shares, then such Subscriber shall have the right to apply the lowest such purchase price, conversion price or exercise price of the offering or sale of such New Securities to the purchase price of the Purchased Shares then held by the Subscriber (and, if necessary, the Company will issue additional shares to Subscriber to take into account the amount paid by the Subscriber as of the Closing Date and the adjustment made to the per share purchase price contemplated by this paragraph), to the warrant exercise price of Warrant Shares then held by the Subscriber (and, if necessary, the Company will issue additional shares to Subscriber to take into account the amount paid whether in cash or by cashless exercise paid by the Subscriber for the Warrant Shares then held and the adjustment made to the per share exercise price) and to the exercise price for all unexercised Warrants, each as of the date of the offering or sale of such New Securities, and the appropriate adjustments to each relevant Transaction Document will be deemed made accordingly. The rights of the Subscriber set forth in this Section 12(b) are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith.”

Section 5.             Effectiveness. This Second Amendment shall only be effective upon execution of this Second Amendment by each of the investors that executed the First Amendment.

Section 6.             Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Amended Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Amended Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Amended Agreement shall mean the Amended Agreement as amended by this Second Amendment and  (ii) all references in the other Transaction Documents, to “the Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Amended Agreement shall mean the Amended Agreement as amended by this Second Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Amended Agreement and this Second Amendment, the provisions of this Second Amendment shall control and be binding.

Section 7.             Counterparts. This Second Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

(signature page follows)

IN WITNESS WHEREOF, the Company and the Investor have caused this Second Amendment to be duly executed as of the date first written above.

Company:

CHINA ARMCO METALS, INC.

By:
Name: Kexuan Yao
Title: President and Chief Executive Officer

Investor:

____________________________________

By:
Name:
Title: